UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2025 (the “Grant Date”), as part of its annual compensation review and in consultation with its independent compensation consultant, the Board of Directors (the “Board”) of Ocular Therapeutix, Inc. (the “Company”) approved a new compensation package for Pravin Dugel, M.D., the Company’s Chairman, President and Chief Executive Officer. This package reflects the expanded duties and responsibilities assumed by Dr. Dugel when he accepted the positions of President and Chief Executive Officer of the Company in April 2024. Dr. Dugel’s compensation package had not previously been adjusted from the terms that were established when Dr. Dugel joined the Company as Executive Chairman in February 2024.

Base Salary and Annual Bonus

As part of this new compensation package for Dr. Dugel, the Board approved an annual base salary of $819,200 and a bonus target of 75% of his annual base salary, effective for 2025. In recognition of the Company’s and Dr. Dugel’s strong performance results in 2024, the Board approved a bonus of $368,100 for 2024 performance based on his initial base salary and bonus target percentage, and a one-time special bonus of $500,000, intended to approximate the additional base salary and bonus that Dr. Dugel would have received for 2024 if his compensation had been adjusted in connection with the increase in his duties and responsibilities.

Long-Term Equity Awards Including Performance-Based Equity Awards

The Board also approved for Dr. Dugel long-term equity awards under the Company’s 2021 Stock Incentive Plan, as amended (the “2021 Plan”), designed to align his interests with those of the Company’s stockholders and incentivize his continued commitment and contributions to advancing the Company’s strategic objectives and continued growth. In line with the Board’s pay-for-performance compensation approach, the majority of the equity awards are tied to stock price performance hurdles and provide value for Dr. Dugel only if stockholders realize substantial investment appreciation, requiring Dr. Dugel’s continued service at least through the third anniversary of the Grant Date. In connection with the grant of the equity awards, Dr. Dugel agreed and acknowledged that, notwithstanding the terms of his employment agreement, he would not be entitled to, and the Company would not be obligated to and the Board does not intend to, grant Dr. Dugel an annual equity award for 2026.

The approved 2025 equity awards for Dr. Dugel include: (i) a restricted stock unit award representing the right to receive 1,250,000 shares of the Company’s common stock that vests in equal annual installments over a three-year period from the date of grant (the “Time-Based RSU Award”), (ii) a performance stock unit award that provides an opportunity to earn up to 1,500,000 shares of the Company’s common stock that will vest based upon the achievement of stock price hurdles (the “PSU Award”) and (iii) a performance stock option award representing the opportunity to purchase up to 2,750,000 shares of the Company’s common stock at an exercise price of $7.44 per share that will vest based upon the achievement of stock price hurdles (the “Performance Option Award” and, together with the PSU Award, the “Performance Awards”). The Performance Option Award is contingent upon stockholder approval of an increase in the number of shares of common stock authorized under the 2021 Plan, which will be presented for stockholder approval at the Company’s 2025 annual meeting of stockholders. In the event that stockholders do not approve the increase in the number of shares of common stock authorized under the 2021 Plan, the Performance Option Award will terminate immediately and automatically.

The Performance Awards are each allocated equally across four tranches, which can be earned during a five-year performance period commencing on the Grant Date (“Performance Period”), if the Company’s consecutive 60-day closing stock price average meets or exceeds $15.00, $20.00, $25.00 and $30.00 per share hurdles, as applicable, representing a premium of approximately 102%, 169%, 236% and 303%, respectively, over the Company’s closing stock price on the Grant Date. No additional shares will vest if a stock price hurdle is attained more than once, and the maximum aggregate number of shares that may be earned under the Performance Awards will not exceed the number of shares described above. To incentivize sustained performance and alignment with long-term stockholder interests, the Performance Awards earned during the first three years of the Performance Period are subject to additional service-based vesting requirements through the third anniversary of the Grant Date, except as described below. The Performance Awards will be forfeited at the end of the Performance Period with respect to each tranche that corresponds to a performance hurdle that has not been met.

If Dr. Dugel’s employment with the Company is terminated by the Company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability (as such terms are defined in Dr. Dugel’s employment agreement with the Company and as modified in the applicable equity award agreement), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) for the Time-Based RSU Award, the vesting of the Award will be accelerated by 18 months and (ii) for the Performance Awards, the three-year service condition in the Performance Awards will be deemed satisfied. In addition, upon any such termination of employment, Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that are achieved within the 18 months following the termination of employment, and Dr. Dugel will be entitled to exercise the Performance Option Award within three months following the achievement of a stock price hurdle during such 18-month period (or 180 days following achievement of a stock price hurdle if the termination was on account of death or disability).

If Dr. Dugel’s employment with the Company is terminated by the Company without “cause” or if Dr. Dugel resigns with “good reason” or if Dr. Dugel’s employment terminates on account of his death or disability, in each case during the period commencing three months prior to, and ending twelve months following, a “corporate change” (as defined in Dr. Dugel’s employment agreement with the Company), then, subject to the execution and effectiveness of a general release of claims by Dr. Dugel, (i) for the Time-Based RSU Award, the vesting of the Award will be accelerated in full and (ii) for the Performance Awards, the three-year service condition will be deemed satisfied, and Dr. Dugel will be entitled to vesting under the Performance Awards with respect to any stock price hurdles that have been achieved prior to, or are achieved in connection with, the corporate change.

The foregoing descriptions of Dr. Dugel’s equity award agreements are qualified in their entirety by reference to the full text of such agreements, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: February 14, 2025	By:	/s/ Donald Notman
Donald Notman
Chief Operating Officer and Chief Financial Officer